TIDAL ETF TRUST II 485BPOS

Exhibit 99.(h)(iii)(2)

SECOND AMENDMENT

TO THE FUND ACCOUNTING SERVICING AGREEMENT

THIS SECOND AMENDMENT effective as of the last date on the signature block, to the Fund Accounting Servicing Agreement (the “Agreement”) dated as of July 7, 2022, as amended, is entered into by and between TIDAL ETF TRUST II, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A, as amended, to change the name of one of its funds from Gateway Senior Secured Credit Opportunities ETF to Senior Secured Credit Opportunities ETF; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A, as amended to add the following funds:

Meet Kevin All In ETF

Meet Kevin Select ETF

Meet Kevin Moderate ETF

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

1.   Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

TIDAL ETF TRUST II	U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Eric Falkeis	By:	/s/Jason Hadler

Name:	Eric Falkeis	Name:	Jason Hadler

Title:	President	Title:	Sr. Vice President

Date:	10/23/22	Date:	10/24/2022

Amended Exhibit A to the Fund Accounting Servicing Agreement

Separate Series of Tidal ETF Trust II

Name of Series

Carbon Collective Climate Solutions U.S. Equity ETF

YieldMax ARKK Option Income ETF

YieldMax KWEB Option Income ETF

YieldMax GDX Option Income ETF

YieldMax XBI Option Income ETF

YieldMax TLT Option Income ETF

YieldMax AAPL Option Income ETF

YieldMax AMZN Option Income ETF

YieldMax BRK.B Option Income ETF

YieldMax COIN Option Income ETF

YieldMax META Option Income ETF

YieldMax GOOG Option Income ETF

YieldMax NFLX Option Income ETF

YieldMax NVDA Option Income ETF

YieldMax SQ Option Income ETF

YieldMax TSLA Option Income ETF

Senior Secured Credit Opportunities ETF

Meet Kevin All In ETF

Meet Kevin Select ETF

Meet Kevin Moderate ETF